Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 29, 2009 relating to the consolidated financial statements of StockerYale, Inc. and subsidiaries as of and for the years ended December 31, 2008 and 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (File No. 333-131353) and Form S-8 (File Nos. 333-65714, 333-39082, 333-39080, 333-60717, 333-14757, 333-119911, 333-143178, 333-151289 and 333-151291)

VITALE, CATURANO & COMPANY, P.C.
Boston, Massachusetts
March 31, 2009